Exhibit 99.1

Kyverna Therapeutics Appoints Nadia Dac, Seasoned Commercial Leader in Neurology and Rare Disease, as Chief Commercial Officer

Ms. Dac brings more than 30 years of experience successfully executing product launches and scaling commercial organizations for a range of therapeutic areas

EMERYVILLE, Calif., May 4, 2026 -- Kyverna Therapeutics, Inc. (Nasdaq: KYTX), a late-stage clinical biopharmaceutical company focused on developing cell therapies for patients with autoimmune diseases, today announced the appointment of veteran commercial leader Nadia Dac as Chief Commercial Officer, effective May 4.

With more than 30 years of US and global commercial leadership in the biopharmaceutical industry, Ms. Dac has deep experience successfully executing new product launches and building high-performing commercial organizations, including those making the transition to commercial-stage for the first time. At Kyverna, she will lead commercial strategy and execution for miv-cel (mivocabtagene autoleucel, KYV-101), which is poised to be the first treatment approved for patients with stiff person syndrome, followed by anticipated expansion into other neuroimmunology diseases.

“We are thrilled to welcome Nadia to the Kyverna team, at this pivotal time of transitioning to a commercial-stage organization,” said Warner Biddle, Chief Executive Officer of Kyverna. “As we advance miv-cel toward a potential first approval in stiff person syndrome, we are laying the foundation for a leading, multi-indication neuroimmunology franchise. Nadia further strengthens our team’s strong commercial CAR T expertise with proven launch execution and strategic leadership within neurology and immune-mediated rare diseases that are critical to building and scaling our commercial organization and driving long-term growth.”

Ms. Dac most recently served as Chief Commercial Officer at Omeros Corporation, where she built and led the commercial organization for rare disease programs in hematologic and immune-mediated conditions, including the launch of Yartemlea®, the first FDA-approved treatment for hematopoietic stem cell transplant-associated thrombotic microangiopathy. Prior to Omeros, she served as CCO at Alder Biopharmaceuticals, Inc., where she led the commercial launch of Vyepti® in migraine prevention, prior to the company’s acquisition by Lundbeck.

Previously, Ms. Dac served as Vice President of Global Specialty Commercial Development at AbbVie, where she led portfolio strategy and optimization across rare disease and neuroscience, supporting the advancement and lifecycle management of multiple specialty assets within complex, highly competitive markets. Prior to AbbVie, she was Vice President of Marketing at Auxilium Pharmaceuticals, Inc., where she oversaw the launch and commercialization of a portfolio of men’s health products ahead of the company’s acquisition by Endo International plc.

Earlier in her career, Ms. Dac held roles of increasing responsibility at Novartis, building the commercial infrastructure that effectively launched Gilenya® and Extavia® in multiple sclerosis; held marketing and leadership roles at Biogen, with responsibility for multiple sclerosis brands, including Tysabri® and Avonex®; and supported the Alzheimer’s therapy, Aricept® at Pfizer. She also spent nearly a decade in neuroscience marketing and sales roles at Johnson & Johnson and Eli Lilly and Company. Ms. Dac holds a B.S. in Marketing from Rutgers University.

Exhibit 99.1

“Kyverna has made remarkable progress, delivering compelling clinical data in multiple indications, and creating the opportunity to bring a transformational treatment approach to patients with autoimmune disease,” said Ms. Dac. “With miv-cel, we have the potential to deliver durable benefit in settings where there are no or limited treatment options. I’m excited to work alongside the team to translate that promise into a disciplined, execution-driven commercial strategy, ensuring we are ready to deliver for patients, providers and payers at launch and beyond.”

Inducement Grant

In connection with the appointment of Ms. Dac as Kyverna's Chief Commercial Officer, on her start date, May 4, 2026, Kyverna will grant Ms. Dac an option to purchase 300,000 shares of its common stock (Option). The Option will be granted pursuant to the Kyverna Therapeutics, Inc. Amended and Restated 2024 Inducement Equity Incentive Plan and will be granted as an inducement material to Ms. Dac’s employment with Kyverna in accordance with Nasdaq Listing Rule 5635(c)(4). The exercise price of the Option will be the closing price of Kyverna's common stock on the date of grant. The Option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of Ms. Dac’s appointment and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Ms. Dac’s continued service to Kyverna on each vesting date. Kyverna is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About miv-cel (mivocabtagene autoleucel, KYV-101)

Miv-cel is a fully human, autologous, CD19-targeting CAR T-cell therapy with CD28 co-stimulation, designed for potency and tolerability, which is under investigation for B-cell-driven autoimmune diseases. With a single administration, miv-cel has potential to achieve deep B-cell depletion and immune system reset to deliver durable drug-free, disease-free remission in autoimmune diseases.

About Kyverna Therapeutics

Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a late-stage clinical biopharmaceutical company focused on liberating autoimmune patients through the curative potential of cell therapy. Kyverna’s lead autologous CD19-targeting CAR T-cell therapy candidate, miv-cel (mivocabtagene autoleucel, KYV-101), has demonstrated the potential to fundamentally change the treatment paradigm across multiple B-cell-driven autoimmune diseases. Kyverna is advancing its potentially first-in-class neuroimmunology franchise with its recently completed registrational trial in stiff person syndrome and an ongoing registrational trial for generalized myasthenia gravis. The Company is also harnessing other KYSA trials and investigator-initiated trials, including in multiple sclerosis and rheumatoid arthritis, to inform the next priority indications. Additionally, its next generation pipeline includes CAR T-cell therapies deploying novel innovations to improve patient access and experience. For more information, please visit https://kyvernatx.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking

Exhibit 99.1

statements in this press release include, without limitation, those related to: Kyverna’s next phase of growth, including its potential transition to a commercial-stage company; the potential launch of miv-cel in stiff person syndrome and miv-cel’s potential to fundamentally change the treatment paradigm across multiple B-cell-driven autoimmune diseases, to achieve deep B-cell depletion and immune system reset to deliver durable drug-free, disease-free remission in autoimmune diseases and to be the first treatment approved for patients with stiff person syndrome; Kyverna’s anticipated expansion into other neuroimmunology diseases; Kyverna’s pipeline opportunities; Kyverna’s potentially first-in-class neuroimmunology franchise and its potential to bring a transformational treatment approach to patients with autoimmune disease and to deliver durable benefit in settings where there are no or limited treatment options; and Kyverna's clinical trials and investigator-initiated trials. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to market conditions, the possibility that results from prior clinical trials, named-patient access activities and preclinical studies may not necessarily be predictive of future results; the possibility that the past track records of Kyverna and its personnel may not be repeated or indicative of future success; and other factors discussed in the “Risk Factors” section of Kyverna’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on the current expectations of Kyverna’s management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investors: InvestorRelations@kyvernatx.com

Media: media@kyvernatx.com